                                                                    Exhibit 10.2

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE CONFIDENTIAL INFORMATION ON PAGES 1, 3, 6, 7, 15, AND 16 HAS BEEN REPLACED WITH ASTERISKS.


                      IPNI / SEARLE 2000 ROLL-OUT AGREEMENT

This Agreement is made and entered into on this 20th day of January, 2000, by and between i Physician Net, Inc, a Delaware corporation (hereinafter referred to as "IPNI") with offices located at 8777 North Gainey Center Drive, Suite 285, Scottsdale, Arizona 85258 and G. D. Searle & Co., a Delaware corporation, located at 5200 Old Orchard Road, Skokie, Illinois 60077 (hereinafter referred to as "Searle").

         WHEREAS, IPNI has developed and is engaged in the business of establishing, installing and maintaining a network of personal videoconferencing devices at select physician's offices.

         WHEREAS, Searle desires to use the IPNI System (hereinafter defined) and participate in the roll out of the Network (hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. Term. The term of this Agreement shall begin as of January 1, 2000 and remain in effect until December 31, 2000, unless earlier terminated as provided herein.

2.       Definitions.

         2.1 "IPNI System" means the IPNI personal video conferencing system as described in Exhibit 2.1. The IPNI System is intended to facilitate videoconferencing and other communications between pharmaceutical companies and qualified physicians.

         2.2 "Category" means one of two prescriber categories, either Sleep or Arthritis.

         2.3 "Categories" means both prescriber categories, Sleep and Arthritis.

         2.4 "Network" means a private computer network environment which allows selected users who have been given authority to access and use such Network to communicate with and transmit data to each other.

         2.5 "Qualified Installed Physician" means a physician **** who (i) is classified as **** (ii) has received the necessary training and equipment in order to access and use the IPNI System;
                  (iii) has agreed to participate in the IPNI System and in the collection of data for the Network; and (iv) participates in calls with Searle.

         2.6 "Services" means IPNI System Services, Network Services and any other service provided by IPNI pursuant to this Agreement.

         2.7 "Volume Decile Ranking" means the method by which Searle ranks and classifies ****. Such ranking will be provided to IPNI by Searle.

IPNI Roll-out Agreement
February 1, 2000
Page 2

         2.8 "Roll out Schedule" means the anticipated schedule, including the number, frequency and anticipated month of installation of Qualified Installed Physicians by IPNI on the IPNI System during the term of this Agreement. The anticipated Roll-out
                  Schedule is attached as Exhibit 2.8.

         2.9 "Monthly Potential Physician Calls" means the number of Qualified Installed Physicians x one (1) potential call per Qualified Installed Physician per month.

         2.10 "Qualified Calls" means each unique monthly call to Searle per Qualified Installed Physician, of longer than sixty (60) seconds in duration. No more than two (2) calls from the same Qualified Installed Physician within the same month will be counted, nor will any calls from a Qualified Installed Physician be counted when a Searle flag is set and notice is given that Searle will not be receiving calls on a given day, or if the call is placed to Searle at any time other than Searle's hours of operation. However, up to one call per month per Qualified Installed Physician will count, if that call is during normally published hours and fails due to Searle's not answering said call. In addition, IPNI "test" calls and calls that are unable to connect due to technical problems are excluded.

         2.11 "Monthly Call Volume Percentage" means the number of Qualified Calls divided by the number of Qualified Installed Physicians in the given month.

         2.12 "Pilot Physicians" means any physician installed by IPNI during the Pilot Program in 1998, or physicians installed by IPNI during the period of January, 1999 through June, 1999, which were installed to replace inactive physicians.

         2.13 "Pilot Program" means the program that was initiated pursuant to the agreement entered into between IPNI and Searle, dated August 20, 1997.

3. The Project. As of the date hereof, IPNI has established the IPNI System, which allows selected users to participate in video conferencing. The IPNI System and the Network will allow Qualified Installed Physicians to communicate with Searle regarding Searle products and detailed sales aids, and allow Qualified Installed Physicians to access information provided by Searle on various computer screens. The Network will allow IPNI to collect and acquire data from the Qualified Installed Physicians activities on the IPNI System.


4.       IPNI System. IPNI shall provide the following IPNI System Services:

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

IPNI Roll-out Agreement
February 1, 2000
Page 3

         4.1 Recruitment of Physicians. IPNI agrees to recruit Qualified Installed Physicians for participation in the Project in accordance with the Roll-out Schedule in Exhibit 2.8. IPNI agrees to recruit Searle targeted physicians, such that **** of all recruited physicians are **** of all recruited physicians are ****. IPNI agrees to provide Searle with all necessary information regarding the recruited physicians to allow Searle to verify and confirm the decile ranking of the recruited physicians. For purposes of this Agreement, Pilot Physicians shall be considered Decile 1-5, Qualified Installed Physicians. In no event shall the total number of Pilot Physicians exceed 250.

         4.2 Equipment/Training of Qualified Installed Physicians. IPNI will be responsible for all recruiting, installations and promotions of the IPNI System in the offices of the Qualified Installed Physicians. IPNI is responsible, at its cost, for all training, including initial and follow-up training, of Qualified Installed Physicians on the use of the IPNI System. IPNI agrees to provide any necessary follow-up training on a periodic basis, or as requested by the Qualified Installed Physician or by Searle on behalf of the Qualified Installed Physician.

         4.3 Installation and Expenses. IPNI shall supply all equipment, hardware and software required for the installation and operation of the IPNI System for use in the head office of Searle ( a list of IPNI System hardware and software is set forth in Exhibit 4.3). Installations in additional office locations will be subject to a one-time installation charge covering labor and additional telecommunication equipment, such as routers or additional servers, and any incremental telecommunication charges between the head office and additional site locations, payable by Searle to IPNI. With the exception of such additional site charges, IPNI shall be responsible for the cost of installation, maintenance and service of the IPNI System, including IPNI telecommunication installation. The IPNI System shall be connected at all times to the IPNI installed telecommunications outlet and a permanent source of electrical supply. The cost of such electrical supply shall be the responsibility of Searle. IPNI shall provide Searle with training materials to assist Searle with the operation of the IPNI System.

                  IPNI agrees to provide Searle with sufficient IPNI Systems to meet the needs of Searle's sales force and medical affairs department during the term of this Agreement based on an anticipated installed base of Qualified Installed Physicians, per Exhibit 2.8 Roll-out Schedule.

         4.4 Non-exclusive License to IPNI System. IPNI hereby grants to Searle and Searle hereby accepts, a limited, non-exclusive license to use the IPNI System for real time, one-to-

IPNI Roll-out Agreement
February 1, 2000
Page 4

                  one video calls and provision of other products and promotional services through the Main Screen and Second Screen.

         4.5 Main Screen/Second Screen. IPNI shall place a Main Screen and a Second Screen (collectively, the "Screens") on each Qualified Installed Physicians' computers. Searle shall be responsible for the design of content for Searle's Second Screen, and any modification or alterations thereto from time to time. IPNI shall replace the material of up to 25 megabytes within 5 business days of IPNI's receipt, provided that IPNI shall have received at least 10 business day's notice of Searle's intent to change such materials. In no event shall IPNI alter or otherwise modify any Searle provided Second Screen material in any respect without the prior written consent of Searle.


         4.6 Physician Compliance. IPNI will make its best efforts to ensure physician compliance with the terms of their contract with IPNI. Specifically IPNI undertakes to monitor Qualified Installed Physician usage of the IPNI System, and, in the event of continuous failure to fulfill the contractual usage obligations, and after the provision of a reasonable remedy period not to exceed sixty (60) days, IPNI will remove such non-compliant physician from the Network and replace with the next physician to be installed.

         4.7 Qualified Calls. IPNI will use its best efforts to ensure that each Qualified Installed Physician makes one Qualified Call per month.


5.       The Network. IPNI shall provide the following Network Services:

         5.1 Establishment of the Network. As of the date hereof, IPNI has established a Network which includes the components, features and resources set forth in Exhibit 5.1. The Network will allow IPNI to collect and acquire data from Qualified Installed Physicians.

         5.2 Maintenance of the Network. IPNI shall use its best effort to ensure that the Network is operational during Searle's posted hours of IPNI System operation.

         5.3 Use of Network. IPNI shall grant and make available to Searle full and complete access to the Network for purposes of communicating and providing information to Network physicians. Through the Network Searle shall have access to the Usage Database. IPNI shall install or otherwise provide any and all software necessary to enable Searle to access the Network.

IPNI Roll-out Agreement
February 1, 2000
Page 5

         5.4 Searle Usage Database. IPNI shall create an electronic data base containing the information specified in Exhibit 5.4 ("Usage Database"). The Usage Database will include the information set forth in Exhibit 5.4.

                  IPNI hereby grants to Searle a non- exclusive license to use the Searle Usage Database and data contained therein for any purpose. IPNI shall not disclose the Searle Usage Database or data contained therein to any other third party or otherwise allow any third parties to view such data, unless such data is viewed on an aggregated basis, such that Searle's Usage Data cannot be reasonably identified as originating from Searle. Notwithstanding the above, in no event shall such data mention a Searle product or identify any therapeutic class.

         5.5 Usage Reports. Each month, by the fifth business day of the month, IPNI shall provide Searle a report of the previous monthly activity, via electronic transmission containing the following information:

                  (i)      Executive Summary
                  (ii)     Call Statistics:  Rolling 12 months
                  (iii)    Call Statistics:  Current Month
                  (iv)     Face-to-Face Connections - Current Month
                  (v)      Call Attempts by Time of Doctors Calls - Current
                           Month
                  (vi)     Doctors' Call Attempts by Time of Day (Graph)
                  (vii)    Doctors' Call Attempts by Day of Week (Graph)
                  (viii)   Date of Call
                  (ix)     Time of Call ( CST or CDT)
                  (x)      Length of Call
                  (xi)     Name of Physician
                  (xii)    Physician Decile Ranking
                  (xiii)   Name of Rep
                  (xiv)    Product Detail Aids Displayed

6. IPNI Advisory Board. IPNI agrees to grant to Searle the right to appoint one (1) executive to represent Searle on the IPNI Client Advisory Board for the duration of this Agreement. Searle agrees that such executive will be a Director level or above. Searle may designate an alternate representative at its discretion. Searle representatives shall attend at least seventy-five percent (75%) of the annual Client Advisory Board meetings. The Client Advisory Board will provide guidance and advice to IPNI management regarding such matters as client and physician relations, recruiting, hours of operation, policies and procedures, additional networks, system content and physician services.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

IPNI Roll-out Agreement
February 1, 2000
Page 6

7.       Searle's Obligations.

         7.1 IPNI System. Searle agrees to use its best efforts to protect the IPNI System against abuse and further agrees that it will adhere to such code of practice as shall be established and mandated by IPNI in consultation with IPNI's Client Advisory Board which shall consist of representatives from all of the IPNI Client pharmaceutical companies.

         7.2 Content. Searle shall be responsible for the cost of production of all detail aids and Searle Secondary screen material and telecommunication costs for downloading content to physician units.

         7.3 Training. Searle agrees to compensate IPNI for all reasonable out-of-pocket costs related to the training of Searle's users of the system by IPNI, its representatives or agents, subject to receipt of Searle's prior written approval of an estimate provide by IPNI, which estimates shall be within 10% of actual costs. Such training costs to include reasonable training fees charged by IPNI or its representatives or agents. Searle shall be responsible for their representatives' travel and accommodation costs. Prior to commencing any training activities, IPNI shall submit a training proposal, including all associated costs, for Searle's written approval.

8. Standard of Performance. IPNI shall at all times use its best efforts and all due diligence in performing the Services and shall comply with all applicable laws and regulations. All Services shall be performed in accordance with generally accepted professional standards and to Searle's reasonable satisfaction. IPNI shall use its best efforts to ensure that the IPNI System and Network is operational as set forth in this Agreement. Furthermore, IPNI shall ensure that the Screens are maintained on the IPNI Systems in accordance with this Agreement.

9. Compensation. In consideration for IPNI's performance of the Services and subject to paragraph 10 below, Searle will pay IPNI a monthly fee for each Qualified Installed Physician, based on the ****, as specified in the rate matrix provided in Exhibit 9.

         In addition, Searle agrees to pay IPNI for actual on-line usage and content downloading, at the rate of ****, for which IPNI provides appropriate documentation, third party billing and support of the charges to Searle. Partial minutes shall be prorated.

10. Payment. An advance payment in the amount of **** ("Advance Payment") was made to IPNI under the previous agreement for

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

IPNI Roll-out Agreement
February 1, 2000
Page 7

         these services, dated June 30, 1999. All subsequent monthly fees payable by Searle shall be accounted against the remaining balance of the Advance Payment paid to IPNI under the previous agreement. At such time as cumulative monthly billings shall exceed ****, Searle will provide payment to IPNI for any monthly billing or portion thereof that which exceeds the Advance Payment per the terms of this Agreement and subject to this Section 9.

         Within five (5) business days of the last business day of each calendar month, IPNI shall submit monthly invoices to Searle for its fee, based on the rate matrix provided in Exhibit 9. Each such invoice shall included detailed information regarding the qualified installed physicians, physician classifications, and the aggregate call volume percentage and shall be accompanied by any other supporting reports or information reasonably satisfactory to Searle, as needed to verify call volumes against Searle's call activity records. Each invoice will include a separate line item for each physician classification, as well as a separate line item for on-line usage charges.

         Searle shall pay IPNI within thirty (30) days after receipt of IPNI's invoices, provided IPNI has complied in all material respects with the terms of this Agreement. Searle reserves the right to withhold payment of any disputed portion of any invoice until resolution of such dispute. All IPNI records for monthly call volume shall be able to be reasonably reverified by Searle recording of call volume and call attempts.

         Invoices shall include the project number and shall be sent to: Searle, PO Box 5110, Chicago, Illinois 60680-5110, Attn: Rich Trio.

         IPNI agrees to keep accurate and detailed records of all system activity and billings related to Searle and Searle shall have the right, at its own expense, and upon five (5) business days notice to audit such records during normal business hours for the sole purpose of verifying the accuracy of the invoices submitted by IPNI and the amounts paid or payable by Searle.

11. Confidentiality. IPNI, in connection with its performance of the Services, and Searle in connection with its use of the Services, may receive or have access to confidential materials and information of the other, both written and oral. All of such materials and information (including without limitation technical, scientific, financial, strategic, marketing , product information, physician lists, or Volume Decile Ranking information), are collectively defined as "Confidential Information" and constitute the exclusive property of the disclosing party.

         For a period of five (5) years from the date hereof, neither party will use (except to perform or use the Services) or disclose to third parties any Confidential Information without the other party's prior written consent. Each party shall also limit disclosure of the Confidential

IPNI Roll-out Agreement
February 1, 2000
Page 8

         Information within its organization to those persons who need to know such information to perform or use the Services.

         The confidentiality obligations set forth above shall not apply to Confidential Information which:

         (a) is or shall become public knowledge through no, fault of disclosing party; or

         (b) is already in the other's possession (as evidenced by written records pre-dating receipt); or

         (c) becomes available to the other party from another source without any limitations on it.

IPNI Roll-out Agreement
February 1, 2000
Page 9

12.      Title to Intellectual Property.

         12.1 Title to IPNI Intellectual Property. Except as set forth in this Agreement, the IPNI System and the Network are proprietary to IPNI and title thereto remains in IPNI. Other than the rights in and to the IPNI System and the Network granted hereunder, Searle shall not acquire any rights in the IPNI System and the Network.

         12.2 Title to Searle Intellectual Property. The parties acknowledge and agree that Searle provided Second Screen content and sales detail aids and data collected from the Qualified Installed Physicians relating to calls to Searle are proprietary to Searle and are the exclusive property of Searle. IPNI shall not acquire any rights in the Searle provided Second Screen content and/or sales detail aids, including patents, copyrights, trademarks, trade secrets or other intellectual property rights of any sort or type embodied therein.

13. Representations and Warranties. IPNI represents and warrants to Searle that:

         13.1 it owns all right, title and interest in and to the IPNI System and the Network or otherwise has the right to grant the license to use as set forth in this Agreement without violating or infringing upon any rights of any third party and without breach of any third-party license, and there is currently no actual, or threatened suit by any third party based on an alleged violation, infringement or breach by it.
         13.2 it has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         13.3 it has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets operations or business prospects of IPNI

         13.4 the information systems used by IPNI in performing the Services, to the extent it contains, operates on or uses logic or processes pertaining to date/time data, is Year 2000 Compliant. For purposes of this paragraph, "Year 2000 Compliant" means capable of accurately, correctly and consistently processing date/time data (including, but not limited to, accepting, calculating, comparing, sorting, sequencing and returning) prior to, during and after the calendar year 2000 A.D., including leap year calculations and, when used in combination with other information technology, will accurately accept, exchange and process date/time data and will permit use of the century portion of any

IPNI Roll-out Agreement
February 1, 2000
Page 10

                  date fields without processing, special devices or technology or extra costs to Searle and without error. In addition, the parties agree that any business difficulties encountered by either party due to Year 2000 issues shall not be deemed to constitute an event of force majeure or otherwise operate to relieve such party of its obligations under this Agreement or any other agreement between the parties.

14. Indemnity. IPNI shall indemnify and hold Searle harmless from any liability, loss, claim, injury, damage or expense (including reasonable attorneys' fees and costs) incurred by Searle as a result of (a) any negligent or willful act or omission by IPNI or its employees, agents or subcontractors in the performance of the Services, (b) any breach of this Agreement by IPNI, (c) any failure by IPNI to disburse funds received from Searle to appropriate third parties, and (d) any claim of infringement of the patent, copyright, trademark or other intellectual rights of a third party as a result of IPNI's entering into this Agreement or performing or making any obligations, representations or covenants under this Agreement.

         Searle shall indemnify and hold IPNI harmless from any liability, loss, claim, injury, damage or expense (including reasonable attorneys' fees and costs) incurred by IPNI as a result of (a) any negligent or willful act or omission by Searle or its employees agents or subcontractors,
         (b) any breach of this Agreement by Searle, or (c) any claim of infringement of copyright or trademark by third parties as a result of IPNI' use in connection with the Services of information provided by Searle.

15. Insurance. As an independent contractor, IPNI will carry policies of insurance sufficient to meet its obligations under this Agreement. Searle will provide reasonable security for the IPNI equipment installed in Searle facilities and will assume responsibility for loss or damage for such IPNI equipment as a result of Searle's acts or omissions.

16.      Termination of this Agreement:

         16.1. This Agreement may be terminated by either party for cause upon giving thirty (30) day written notice that includes specific details of the alleged default, provided that the defaulting party shall have first been given an initial sixty
                  (60) day notice to cure any default. Cause shall be defined as the occurrence of any material default in the performance of any covenant, agreement, term or provisions of this Agreement,

         16.2. Searle shall have the option to terminate this Agreement on July 31, 2000, without any requirement of notice, if IPNI has not recruited the number of physicians specified in Exhibit
                  2.8 Roll-out Schedule by July 31, 2000.

IPNI Roll-out Agreement
February 1, 2000
Page 11

         16.3 Either party may immediately terminate this Agreement in the event the other party commences or has commenced against it any proceeding in bankruptcy, insolvency or reorganization pursuant to bankruptcy laws, or law of debtor's moratorium.

         16.4 In addition to any other rights it may have, Searle may terminate this Agreement at any time on ninety (90) days' prior written notice to IPNI for any reason. Upon such termination, Searle will be liable, subject to paragraph 9, for only those Services performed prior to termination and for any non-cancelable commitments entered into by IPNI prior to notice of termination.

         16.5 Except for claims of infringement, neither party shall be liable for any special, indirect, punitive or consequential damages.

17. Return of Materials. Upon the expiration or termination of this Agreement or at any other time upon Searle's written request, IPNI shall promptly deliver to Searle all Confidential Information and any other materials (including preliminary outlines, notes, sketches, plans, unpublished memoranda, and other documents) provided by, or prepared for, Searle hereunder. Return of such materials shall be a condition to receiving any final payment due hereunder. IPNI may not retain copies of any such items without Searle's prior written consent.

         Upon expiration or termination of this Agreement, Searle will promptly make available for IPNI all of the IPNI System and other Confidential Information, including any copies of Confidential Information, and cease use of the IPNI System for any purpose.

18. Relationship of Parties. IPNI's status hereunder shall be that of an independent contractor and not an agent or employee. In no event shall IPNI have any authority to enter into any contract or commitment in the name of or on behalf of Searle, and IPNI shall not hold itself out as having authority to do so, unless approved in writing in advance by Searle.

19. Assignment. This Agreement may not be assigned, nor any right or obligation delegated, by IPNI without Searle's prior written consent.

20. Notices. All notices, requests, demands or other communications (other than routine business communications and certain approvals and requests for services by SEARLE, which because of time constraints, may be made by telephonic or other verbal notice) pertaining to this Agreement shall be made by registered, airmail letter, postage prepaid, return receipt requested or by telecopy directed to the other party as directed below:

                  Party                     By Mail
                  -----                     -------

IPNI Roll-out Agreement
February 1, 2000
Page 12

                  to SEARLE:                5200 Old Orchard Rd.
                                            Skokie, Illinois 60077
                                            Att'n:  Aimee Berner
                                            Telecopy: (847) 581-4013

                  w/copy to:                5200 Old Orchard Road
                                            Skokie, Illinois 60077
                                            Att'n:  General Counsel
                                            Telecopy:  (847) 581-4045

                     to IPNI:               i Physician Net Inc.
                                            8777 North Gainey Center Drive, #285
                                            Scottsdale, Arizona 85258
                                            Att'n: John Benson
                                            Telecopy: (602) 368-2771

         No notice by telecopy shall be valid unless confirmed by registered, airmail letter or overnight courier service dispatched within twenty-four hours after dispatch of the telecopy. Notices shall be deemed to be served as of the earlier of (i) receipt or (ii) transmission (in the case of a telecopy) provided that notice is confirmed as provided above. Either party may notify the other of a substitute address or telecopy number for notices in the manner set forth herein.

21. Controlling Law. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflict of law principles.

22. Amendment. No agent, employee or other representative of either party is empowered to alter any term of this Agreement, unless done in writing and signed by authorized representatives of both parties.

23. Survival. All indemnification, confidentiality and warranty provisions contained herein shall survive the expiration or other termination of this Agreement.

24. Entire Agreement. This Agreement, together with the Attachments hereto, contains the entire agreement of the parties with respect to the subject matter hereof. No representations were made or relied upon by either party other than those that are expressly set forth in this Agreement.

IPNI Roll-out Agreement
February 1, 2000
Page 13

If acceptable, please indicate your agreement to these terms by signing and dating both originals of this letter as indicated below.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

Very truly yours,                           AGREED AND ACCEPTED:

G.D. SEARLE & CO.                           I PHYSICIAN NET INC



By:_____________________                    By:______________________
         Joseph C. Papa
         President,                         Name: ___________________
         U.S. Operations
                                            Title:___________________

                                            Date:____________________

IPNI Roll-out Agreement
February 1, 2000
Page 14

         Exhibits

  2.1    IPNI System

  2.8    Roll out Schedule

  4.3    IPNI System hardware and software


  5.1    Network components

  5.4    Data contained in Usage Database

  9.     Rate Matrix

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

IPNI Roll-out Agreement
February 1, 2000
Page 15

                                   EXHIBIT 2.8
                        IPNI / SEARLE Roll-out Agreement

                               ROLL - OUT SCHEDULE



The schedule and expected number of physicians to be enrolled and activated on the IPNI System is as follows:

DATE                   TOTAL INSTALLED PHYSICIANS*
----                   ---------------------------
JULY 31, 2000          ****
DECEMBER 31, 2000      ****

* Cumulative totals for physician include two hundred fifty (250) physicians who were enrolled in the Pilot Program.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

IPNI Roll-out Agreement
February 1, 2000
Page 16

                                    EXHIBIT 9
                        IPNI / SEARLE Roll-out Agreement


                                  FEE STRUCTURE
                                  -------------

                                      ****

IPNI Roll-out Agreement
February 1, 2000
Page 17

                                   EXHIBIT 2.1
                        IPNI / SEARLE Roll-out Agreement


                                   IPNI SYSTEM


The IPNI System is intended to facilitate videoconferencing and other communications between pharmaceutical companies and qualified physicians. The IPNI System operates over the Network and PC based personal videoconferencing devices located in the offices of select qualified primary care physicians as defined in Exhibit 5.1 and utilizes the equipment defined in Exhibit 4.3 at the pharmaceutical company end of the Network

The IPNI System Main Screen for physicians contains the name of participating pharmaceutical companies and indicators to the physician that a sales representative or medical affairs professional has attempted a call and would like a return call from the physician. In addition, the main screen contains access to information and services provided by IPNI to participating physicians currently including: references such as the PDR, daily news, sports, a daily cartoon, and Internet access.

Each participating company has a "Second Screen referred to in Paragraphs 4.5,and 11.2. The participating company may place up to seven (7) sets of promotional, educational, or entertainment material on its Second Screen. Finally, each participating company may also provide detail sales aids for use during physician videoconferences. The company sales representative controls the use of all detail sales aids.

The IPNI System collects transactional data defined in Exhibit 5.4. Such data are aggregated to monitor overall system performance. In addition, such data are formatted into the reports referred to in paragraph 5.5.

IPNI Roll-out Agreement
February 1, 2000
Page 18

                                   EXHIBIT 5.4
                        IPNI / SEARLE Roll-out Agreement


                              SEARLE USAGE DATABASE
                              ---------------------

IPNI will provide to Searle a database of completed call transactional data for each month within 15 calendar days of month end. The database will contain the following elements:

Physician identification

Date and time of call initiation

Date and time of call completion

Duration of detail aid exposure by product

IPNI Roll-out Agreement
February 1, 2000
Page 19

                                   EXHIBIT 4.3
                        IPNI / SEARLE Roll-out Agreement


                 IPNI SYSTEM HARDWARE AND SOFTWARE CONFIGURATION



IPNI resident configurations at the pharmaceutical company are fully detailed in the IPNI Physical Planning Guide, which has been provided to Searle's management. This excerpt is a supplement/overview of that guide and will under no circumstances replace that guide, which may be modified from time to time.

THE IPNI LOCAL AREA NETWORK (LAN)
     - The IPNI LAN is a dedicated 100Mbps Ethernet network using TCP/IP addressing for private networks.
     - Stackable Hubs are used to connect the IPNI "client" workstations and IPNI server onto the IPNI LAN
     - The IPNI LAN is designed to operate in a single location. If the LAN has to be extended to multiple locations, Routers and telecom lines may be required (at Searle's expense as addressed in paragraph 4.3 of this agreement) to interconnect the LAN segments.
     - The IPNI LAN is a closed loop with no full-time connection to the Internet or any other local area networks.
     - Authorized IPNI employees use restricted dial-up access to the LAN for remote maintenance.

THE IPNI SERVER CONFIGURATION INCLUDES:
     - A commercially available file server designed to provide network security, database operations, and IPNI file storage for 100 client stations. (Additional file/application servers may be added as additional features are introduced.)
     - An Un-interruptible Power Supply (UPS) protects all IPNI network servers.
     - A dedicated "support" ISDN 128Kbps dial-up circuit with an ISDN modem is used for remote management.
     -   Software includes
              -   Operating System Software
              - File, Print and Network Server Software (currently Microsoft NT Server 4.0) is currently used as the network operating system.
     -   IPNI remote management
     -   Virus detection
     -   Tape backup of the system

IPNI Roll-out Agreement
February 1, 2000
Page 20

THE IPNI CLIENT CONFIGURATION INCLUDES:

     - Multiple client stations (as addressed in paragraph 4.3 of this agreement)
     - One station is configured as the administrative station and may have an attached printer.
     - Each client station is a consumer Personal Computer with videoconferencing hardware added.
              - This additional hardware consists of an internal videoconference board, camera, microphone, speakers, and an ISDN network terminator
     - Each client station is provided a dedicated 128Kbps ISDN dial-up circuit.
     - A dedicated support ISDN 128Kbps dial-up circuit with an ISDN modem is used for remote management.
     -   Software includes
              -   Operating System Software
              -   The IPNI Pharma side application.
              - IPNI remote management which includes videoconferencing software and ISDN drivers)
     -   Virus detection
     -   IPNI remote management
     -   Utilities to support detailing formats